Filed Pursuant to Rule 424(b)(5)
Registration No. 333-167466
PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 17, 2010)

$7,500,000 Shares of Common Stock,
Associated Warrants, and Associated
Additional Investment Rights

Bionovo, Inc., or the Company, has entered into a securities purchase agreement, or the Securities Purchase Agreement, with Socius CG II, Ltd., a Bermuda exempted company, or Socius, relating to up to $7,500,000 worth of shares of our common stock, par value $0.0001, associated warrants, or the Warrants, and associated additional investment rights, or the Additional Investment Rights, offered by this prospectus supplement and the accompanying prospectus, which is referred to herein as the Offering.

On December 30, 2011, we entered into the Securities Purchase Agreement with Socius.  Pursuant to the terms of the Securities Purchase Agreement, we have the right over a term of two years, subject to certain conditions, to demand through separate tranche notices that Socius purchase up to a total of $5 million of newly-created redeemable Series A preferred stock, or the Preferred Stock. Under the Securities Purchase Agreement, in connection with the delivery of each tranche notice, Socius is obligated, pursuant to the automatic exercise of an Additional Investment Right, to purchase a number of shares of our common stock equal in dollar amount to 100% of the amount of such tranche of Preferred Stock at a per share price equal to the closing bid price of the common stock on the most recently completed trading day prior to the time that such tranche notice was delivered or deemed delivered.

As part of this transaction, on December 30, 2011, Socius received a warrant, or the Warrant, for the number of shares of common stock set forth on the face thereof. The exercise price of the Warrant and the number of shares of common stock underlying the Warrant are subject to adjustment from time to time as set forth below. In connection with each tranche notice, a portion of the Warrant equal to a number of shares of common stock calculated by dividing (1) 35% of the dollar amount of the tranche of Preferred Stock by (2) the exercise price of the Warrant then in effect (taking into account the adjustment described below) will vest and be automatically exercised.  Immediately prior to each automatic exercise of the Warrant, the exercise price of the Warrant will be adjusted to equal the closing bid price of the common stock for the most recently completed trading day prior to the delivery or deemed delivery of the applicable tranche notice (and such exercise price will be the same as the exercise price of the Additional Investment Right).  Additionally, the number of Warrant Shares underlying the Warrant will also be increased or decreased (as applicable) immediately prior to the automatic exercise such that after such increase or decrease, the aggregate exercise price for the Warrant (taking into account the adjustment to the exercise price) will be equal to the aggregate exercise price of the Warrant immediately prior to such adjustment. The Warrant issued to Socius will expire two years from the date it is first issued.

Upon automatic exercise of the Additional Investment Right, Socius must pay for the shares underlying the additional investment right, referred to herein as the Additional Investment Shares, at its option, in cash or by delivering a full-recourse secured promissory note. Upon automatic exercise of a portion of the Warrant, Socius must pay for the Warrant Shares underlying such portion, at its option, in cash or by delivering a full-recourse secured promissory note. Any such promissory note will bear interest at 2.0% per year calculated on a simple interest basis and be secured by securities (other than margin stock) owned by Socius with a fair market value equal to the principal amount of the promissory note. The entire principal balance and interest on each promissory note is due and payable on the fourth anniversary of the date of such promissory note or earlier in the case of an acceleration event under such promissory note; provided, however, that the promissory notes will not become due and payable so long as (a) we are in default of any of our material obligations under the Securities Purchase Agreement, or the Warrant or other security of the Company issued pursuant to the Securities Purchase Agreement or the Warrant, or any loan agreement or other material agreement between Socius and us, or (b) there are any shares of Preferred Stock issued or outstanding. In connection with a redemption of the Preferred Stock by us, at either our option or the option of Socius, all outstanding promissory notes may be offset, exchanged and cancelled for all outstanding shares of Preferred Stock held by Socius such that following such offset, exchange and cancellation, no further amounts shall be due or payable with respect to such shares of Preferred Stock or such promissory notes and all of such shares of Preferred Stock and promissory notes shall no longer be outstanding.

For a more complete description of the transactions described above, see “Description of Transaction” beginning on page S-10 of this prospectus supplement.

Our common stock is quoted on The Nasdaq Capital Market under the ticker symbol “BNVI.” On December 30, 2011, the last reported sales price of our common stock on The Nasdaq Capital Market was $0.23 per share. Under General Instruction I.B.6 of Form S-3, the aggregate market value of our outstanding common stock held by non-affiliates is approximately $24,363,301, based on 54,581,955 shares of outstanding common stock, of which 49,721,023 shares were held by non-affiliates, and a per share price of $0.49, which was the last reported sales price of our common stock on The NASDAQ Capital Market on November 8, 2011.  During the period of 12 calendar months immediately prior to, and including, the date of this prospectus supplement, we have not offered any shares of our common stock pursuant to General Instruction I.B.6 of Form S-3.

This prospectus supplement and the accompanying prospectus also cover the sale of shares of common stock by Socius to the public.  Socius is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and any profits on the sales of shares of our common stock by Socius and any discounts, commissions or concessions received by Socius may be deemed to be underwriting discounts and commissions under the Securities Act.

INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS.  SEE “RISK FACTORS” BEGINNING ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT AND AS SET FORTH UNDER THE CAPTION “RISK FACTORS” IN ANY OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO SECTIONS 13(A), 13(C), 14 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER PRIOR TO PURCHASING SHARES OF OUR COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this prospectus and any prospectus supplement, together with additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

The date of this prospectus supplement is December 30, 2011.

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information in this prospectus supplement or the information incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $100,000,000, of which this Offering is a part.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer of these securities under any circumstance or in any jurisdiction where the offer is not permitted or unlawful. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us is accurate only as of their respective dates, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and therein by reference includes trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Bionovo,” “BNVI,” the “Company,” “we,” “us” or “our” mean Bionovo, Inc., unless we state otherwise or the context otherwise requires.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read and consider this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-5 and as set forth under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, incorporated by reference in this prospectus supplement and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus when making an investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” on page S-20 of this prospectus supplement.

BIONOVO, INC.

Company Overview

We are a clinical stage drug discovery and development company focusing on women’s health and cancer, two large markets with significant unmet needs. Building on our understanding of the biology of menopause and cancer, we design new drugs derived from botanical sources which have novel mechanisms of action. Based on the results of our clinical trials and preclinical studies to date, we believe that we have discovered new classes of drug candidates with the potential to be leaders in their markets.

Our lead drug candidate, MenerbaTM (formerly MF-101), represents a new class of receptor sub-type selective estrogen receptor modulator (SERM), for the treatment of vasomotor symptoms of menopause, or “hot flashes.” We have designed Menerba to selectively modulate estrogen receptor beta (ER|gb) and we believe it could provide a safe and effective alternative to existing Food and Drug Administration, or FDA, approved therapies that pose a significant risk to women for developing breast cancer, stroke, cardiovascular disease, blood clots and other serious diseases. In preclinical studies, Menerba does not lead to tumor formation in either breast or uterine tissues and it does not increase the risk for clotting. This characteristic, if confirmed in clinical testing, would differentiate Menerba from some existing therapies and other hormone-based therapies in clinical development. We announced in 2007 the results of our completed, multicenter, randomized, double-blinded, placebo-controlled Phase 2 trial, involving 217 women, which showed the higher of two Menerba doses tested was well tolerated and resulted in a statistically significant reduction of hot flashes after 12 weeks of treatment. In addition, treatment with the higher of the two doses of Menerba led to a statistically significant reduction in nighttime awakenings when compared to placebo, which represents superior efficacy to existing non-hormonal therapies in development. Following the FDA guidance and approval received, we are proceeding with further clinical testing at multiple clinical sites in the U.S. We believe that Menerba’s novel mechanism of action could lead to a more favorable safety profile than currently approved hormone therapies (HT) and other therapies under development and testing.

Although we are focusing our resources primarily on the development of Menerba, we have a diverse pipeline of additional clinical and preclinical drug candidates in both women’s health and cancer, which we may pursue if additional funding becomes available. As part of our pipeline, we are developing BezielleTM, an oral anticancer agent for advanced breast cancer. Unlike most other anticancer drugs and drug candidates, which try to control cancer through genomic and proteomic signaling pathways, Bezielle is designed to take advantage of a unique metabolism of cancer cells, with a well-characterized mechanism of action which leads to very selective tumor cell DNA damage and the death of cancer cells, without lasting harm to normal cells. This is accomplished by Bezielle’s secondary inhibition of glycolysis, a metabolic pathway on which cancer cells rely for energy production. Glycolysis inhibition leads to energy collapse in the cells and results in death of cancer cells. Since normal cells do not rely for the most part on glycolysis for energy production, they are not killed by Bezielle. Based on our clinical and pre-clinical studies, we believe that Bezielle may have a preferential effect on hormone-independent cancers, a subset with few treatment options. To date, 48 women with metastatic breast cancer have been treated with Bezielle in two separate Phase 1 clinical trials. As predicted by the mechanism of action, Bezielle had very limited toxicities with an extremely favorable tolerability profile. Moreover, Bezielle showed encouraging clinical activity among a cohort of women with metastatic breast cancer who had been heavily pretreated with other regimens. A Phase 2 trial has been approved by the FDA and the institutional review boards (“IRBs”) at several prestigious breast cancer clinical sites in the U.S. We will need to obtain additional funding to commence this open-label, non-randomized trial in 80 women diagnosed with metastatic breast cancer who have failed no more than two prior chemotherapy regimens. We believe that Bezielle’s novel mechanism of action and favorable tolerability profile could lead to preferential use over existing drugs in the treatment of advanced breast cancer, and potentially in the broader, adjuvant care of breast cancer. We also plan to evaluate Bezielle for the treatment of other forms of cancer, including pancreatic cancer and adjuvant use in breast cancer. We have also prepared an investigational new drug, or IND, application and plan to initiate a Phase 1 trial for our second women’s health drug candidate, SealaTM (formerly VG101), for the treatment of post-menopausal vulvar and vaginal atrophy, or “vaginal dryness.” We have identified or begun preclinical work on other drug candidates for a variety of indications within women’s health and cancer. We have internally discovered and developed all of our drug candidates using our proprietary biological and chemical techniques.

Our drug development process utilizes botanical sources, used in Traditional Chinese Medicine (TCM), and believed to produce biologically active compounds. We apply our clinical knowledge, experience with natural compounds and knowledge of proper scientific screening tools to isolate and purify botanical compounds and extracts for pharmaceutical development. In June 2004, the FDA released a document to provide drug developers with guidance on the development of botanical drugs. This guidance states that applicants may submit reduced documentation of nonclinical (preclinical) safety to support an IND application for initial clinical studies of botanicals that have been legally marketed in the U.S. and/or a foreign country as dietary supplements without raising any known safety concerns. The first botanical extract drug developed pursuant to these guidelines was approved by the FDA in October 2006. To date, all of our drug candidates are derived from botanical extracts and are being developed by following this FDA guidance. In addition, we have identified active chemical components underpinning the mechanism of action for all of our drug candidates, and in some cases, we have developed synthetic methods of production.

We expect to continue to incur significant operating losses over the next few years, and do not expect to generate profits until and unless Menerba or one of our other drug candidates has been approved and is being marketed with commercial partners.

Company Information

Our principal executive offices are located at 5858 Horton Street, Suite 400, Emeryville, California 94608, and our telephone number is (510) 601-2000. Our website is located at www.bionovo.com. Information on our website is not, and should not be considered, part of this prospectus.

The Offering

Issuer	Bionovo, Inc.

Offered Securities	Shares of common stock, $0.0001 par value, having an aggregate offering price of up to $7,500,000.

Use of Proceeds
We will not receive any proceeds from the resale of shares by Socius. To the extent that the Warrant Shares and Additional Investment Shares are paid for by Socius using promissory notes, rather than cash, we will not receive any cash proceeds from the sale of the common shares to Socius. Socius will pay any underwriting discounts and commissions and expenses incurred by Socius for brokerage, accounting, tax or legal services or any other expenses incurred by Socius in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, The Nasdaq Capital Market listing fees and fees and expenses of our counsel and our accountants. See “Use of Proceeds” on page S-14 of this prospectus supplement.

Risk factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

Exchange Listing	Our common stock is quoted on The Nasdaq Capital Market under the ticker symbol “BNVI.”

The foregoing summary of the securities in the Offering does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, form of Warrant, and Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock, which have been filed as exhibits to a current report on Form 8-K that is incorporated herein by reference.

Except as otherwise indicated, all information in this prospectus supplement (other than certain information incorporated by reference as more fully described below) reflects the 1-for-5 reverse stock split of our outstanding common stock that was effective upon the close of trading at 4:00PM, New York city time, on August 30, 2010. Our common stock began trading on a split-adjusted basis on the Nasdaq Capital Market at the opening of trading on August 31, 2010.

As described under “Incorporation of Certain Documents By Reference,” below, we incorporate by reference information contained in documents that we file with the SEC. The information in the documents we filed with the SEC prior to August 30, 2010 have not been revised to reflect retroactive application of the 1-for-5 reverse stock split. However, the information in documents that we filed after at 4:00PM, New York city time, on August 30, 2010 and information in documents that we will file in the future will reflect the 1-for-5 reverse stock split.

RISK FACTORS

In addition to the risk factors set forth below, you should carefully consider the specific risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2010 and in any of our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, incorporated by reference into this prospectus before making an investment decision. For more information, see “Where You Can Find More Information.”

We have a history of net losses, which we expect to continue for the foreseeable future and, as a result, we are unable to predict the extent of any future losses or when, if ever, we will become profitable or if we will be able to continue as a going concern.

We are a development stage company which commenced operations in 2002, and we are subject to all of the risks associated with having a limited operating history and pursuing the development of new products. Our cash flows may be insufficient to meet expenses relating to our operations and the development of our business, and may be insufficient to allow us to develop our products. We currently conduct research and development to develop women’s health and anticancer drugs. We do not know whether we will be successful in the development of such products. From inception through September 30, 2011, we have a deficit accumulated during the development stage of approximately $87.1 million, and for the nine months ended September 30, 2011, we experienced a net loss of approximately $13.5 million. Our net loss for fiscal year ended December 31, 2010 was $17.7 million and for the fiscal year ended December 31, 2009 was $16.4 million. Our net loss for the fiscal year ended December 31, 2008 was $16.7 million, and for the fiscal year ended December 31, 2007 was $12.9 million. To date, we have mainly recognized revenues from a technology license, research services , and government grants. On October 15, 2007, we terminated the technology license agreement. We do not anticipate generating significant revenues from sales of our products, if approved, for at least several years, if at all. All of our product candidates are in development and none have been approved for commercial sale. We expect to increase our operating expenses over the next several years as we expand clinical trials for our product candidates currently in clinical development, including Menerba and Bezielle, advance our other women’s health and anticancer product candidates into clinical trials, expand our research and development activities, and seek regulatory approvals and eventually engage in commercialization activities in anticipation of potential FDA approval of our product candidates. Because of the numerous risks and uncertainties associated with developing our product candidates and their potential for commercialization, we are unable to predict the extent of any future losses or when we will become profitable, if at all. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. If we are unable to achieve and sustain profitability, the market value of our common stock will likely decline and we may not be able to continue as a going concern.

Failure to secure patents and other proprietary rights or challenges to those patents and rights may significantly hurt our business.

Our success will depend on our ability to obtain and maintain patents and proprietary rights for our potential products and to avoid infringing on the proprietary rights of others, both in the United States and in foreign countries. Patents may not be issued from any of these applications currently on file, or, if issued, may not provide sufficient protection.

At present, we have 140 patent applications pending in the United States Patent and Trademark Office the Patent Cooperation Treaty, the European Patent Office, Japan, and other markets. One patent (US 7482029 B1) for Menerba, entitled “Composition for Treatment of Menopause”, was issued on March 29, 2006. Another patent (US 7815949 B1) for a component of Menerba, entitled “Estrogenic Extracts of Morus alba and Uses Thereof,” was issued on October 19, 2010. A third patent (US 7700136), for Bezielle, entitled “Scutellaria barbata Extract for the Treatment of Cancer”, was issued on April 20, 2010.  Our patent position, like that of many pharmaceutical companies, is uncertain and involves complex legal and technical questions for which important legal principles are unresolved. We may not develop or obtain rights to products or processes that are patentable. Even if we do obtain patents, they may not adequately protect the technology we own or have licensed. In addition, others may challenge, seek to invalidate, infringe, or circumvent any patents we own or license, and rights we receive under those patents may not provide competitive advantages to us.

Several drug companies and research and academic institutions have developed technologies, filed patent applications, or received patents for technologies that may be related to our business. In addition, we may not be aware of all patents or patent applications that may impact our ability to make, use, or sell any of our potential products. For example, US patent applications may be kept confidential while pending in the Patent and Trademark Office and patent applications filed in foreign countries are often first published six months or more after filing. Any conflicts resulting from the patent rights of others could limit our ability to obtain meaningful patent protection. If other companies obtain patents with conflicting claims, we may be required to obtain licenses to those patents or to develop or obtain alternative technology. We may not be able to obtain any such licenses on acceptable terms, or at all. Any failure to obtain such licenses could delay or prevent us from pursuing the development or commercialization of our potential products.

We may also need to initiate litigation, which could be time-consuming and expensive, to enforce our proprietary rights or to determine the scope and validity of others’ rights. If any of our competitors have filed patent applications in the United States which claim technology we also have invented, the Patent and Trademark Office may require us to participate in expensive interference proceedings to determine who has the right to a patent for the technology.

Additional clinical and non-clinical trials may be necessary as we progress to a New Drug Application (NDA).

While we have reached agreement with the FDA as to the clinical and non-clinical studies necessary for progression of Menerba to a New Drug Application (NDA), including trial design and size, this is subject to change based on the results of said studies. For example, prior to initiation of the Menerba Phase 3 studies, the FDA requested an additional 13-week non-clinical toxicology study in rats and dogs, and a 28-day, 20-patient, open label clinical trial to assess tolerance of the higher dose planned. We cannot be certain whether or not additional studies might be considered necessary by the FDA, or whether or not the FDA may mandate changes to the other planned studies. Additionally, we cannot be certain whether or not the FDA review process will result in a delay to the initiation of the planned or additional clinical or non-clinical studies.

If our securities are removed from NASDAQ listing, you may have more difficulty purchasing and selling our common stock.

Our securities are currently listed and traded on The NASDAQ Capital Market. To maintain our listing, we must meet NASDAQ’s continued listing standards, including minimum stockholders’ equity, number of stockholders, and bid price. The minimum bid price per share on The NASDAQ Capital Market is $1.00. A failure to meet the continued listing requirement for minimum bid price by a company will be determined to exist only if the deficiency continues for a period of 30 consecutive business days. Upon such failure, NASDAQ will promptly notify the company and it will have a period of 180 calendar days from such notification to achieve compliance. Compliance can be achieved during any compliance period by meeting the $1.00 per share minimum standard for a minimum of 10 consecutive business days during the applicable compliance period.

If a company listed on The NASDAQ Capital Market is not deemed in compliance before the expiration of the 180 day compliance period, it will be afforded an additional 180 day compliance period, provided that on the 180th day of the first compliance period it meets the applicable market value of publicly held shares requirement for continued listing and all other applicable standards for initial listing on The NASDAQ Capital Market (except the bid price requirement) based on such company’s most recent public filings and market information and notifies NASDAQ of its intent to cure this deficiency.

As previously disclosed in our filings with the SEC, on September 15, 2009, we received a letter from The NASDAQ Stock Market stating that we were not in compliance with NASDAQ listing rules because we failed to maintain a minimum bid price of $1.00 per share. NASDAQ granted us a period of 180 calendar days to regain compliance. On March 16, 2010, we received a letter granting us an additional 180 calendar day compliance period.

In August of 2010, we effectuated a 5:1 reverse stock split in order to regain compliance with NASDAQ’s minimum bid price. On September 15, 2010, we received a letter from The NASDAQ Stock Market indicating that we had regained compliance with NASDAQ. However, on March 14, 2011, we received a letter from The NASDAQ Stock Market stating that we were not in compliance with NASDAQ listing rules because we failed to maintain a minimum bid price of $1.00 per share for the last 30 consecutive business days. NASDAQ granted us a period of 180 calendar days to regain compliance. On September 14, 2011, NASDAQ informed us that we had been granted an additional 180 calendar days, or until March 12, 2012 to regain compliance.  We can provide no assurance that we will be able to regain compliance with NASDAQ’s minimum bid price requirement or comply with the continued listing standards in the future. If we are delisted from The NASDAQ Capital Market, we may not be able to secure listing on other exchanges or quotation systems. If our stock were delisted from The NASDAQ Capital Market, we believe that investors would have significantly less liquidity and more difficulty purchasing and selling shares of our common stock, which could have a material adverse effect on the market price of our common stock.

We may require additional financing to sustain our operations and without it we may not be able to continue operations.

We will require substantial capital resources in order to conduct our operations, including our ongoing clinical trials, and develop our therapeutic products. The timing and degree of any future capital requirements will depend on many factors.

Additional financing through grants, strategic collaborations, public or private equity financings or other financing sources may not be available on acceptable terms, or at all. The interest of the public and private equity markets to any proposed financing is substantially affected by the general economic, market and political climate and by other factors which are unpredictable and over which we have no control. Additional equity financings, if we obtain them, could result in significant dilution to current shareholders. Further, in the event that additional funds are obtained through arrangements with collaborative partners, these arrangements may require us to relinquish rights to some of our technologies, product candidates, or products that we would otherwise seek to develop and commercialize ourselves.

To conserve funds, we may pursue less expensive but higher-risk development paths or suspend some or all development activity. Historically, we have limited our product development activities to the minimum we felt was sufficient to support our development and commercialization goals, in particular, with respect to Menerba. While we successfully completed Phase 2 clinical trials of Menerba without extensive product development experience, we may lack the information and resources necessary to complete product development of Menerba or any of our other products and may be unable to manufacture any of them successfully on a commercially-viable scale. If we are unable to complete our product development, we may be unable to effectively commercialize our products, if approved. Even with the proceeds of the offering completed on February 2, 2011, we may be unable to achieve the commercialization of our intended products.

We have sustained recurring losses and negative cash flows from operations. At September 30, 2011, we had an accumulated deficit of $87.1 million, working capital deficit of $2.4 million and shareholders’ equity of $11.6 million. Over the past years, our growth has been funded through a combination of private equity, debt, lease financing and public offerings. We have experienced and continue to experience operating losses and negative cash flows from operations, as well as an ongoing requirement for substantial additional capital investment.

Volatility of our stock price could adversely affect current and future stockholders.

The market price of our common stock has been volatile, and fluctuates widely in price in response to various factors which are beyond our control. The price of our common stock is not necessarily indicative of our operating performance or long-term business prospects. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. During the period from January 1, 2005 to December 19, 2011, the lowest and highest reported trading prices of our common stock on The Nasdaq Capital Market, or for periods before May 29, 2007, as reported on the OTC Bulletin Board, were $0.26 and $34.00 (in each case, as adjusted to reflect the 1-for-5 reverse stock split on August 30, 2010). Factors such as the following could cause the market price of our common stock to fluctuate substantially:

•	the results of research or development testing of our or our competitors’ products;

•	technological innovations related to diseases we are studying;

•	new commercial products introduced by our competitors;

•	government regulation of our industry;

•	receipt of regulatory approvals by our competitors;

•	our failure to receive regulatory approvals for products under development;

•	future sales of shares of our common stock by us or by our shareholders, and subsequent sale of common stock by the holders of warrant and options;

•	developments concerning proprietary rights; or

•	litigation or public concern about the safely of our products.

The stock market in general has recently experienced extreme price and volume fluctuations. In particular, market prices of securities of drug development companies have experienced fluctuations that often have been unrelated or disproportionate to the operating results of these companies. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock. Price volatility might be worse if the trading volume of our common stock is low.

In August 2010, we implemented a 1-for-5 reverse split of our common stock to address The Nasdaq Capital Market’s continuing listing requirement that our stock price exceed $1.00. Subsequently, we were informed by The Nasdaq Capital Market that we had regained compliance with NASDAQ.  However, on March 14, 2011, we received a letter from The NASDAQ Stock Market stating that we were not in compliance with NASDAQ listing rules because we failed to maintain a minimum bid price of $1.00 per share for the last 30 consecutive business days. NASDAQ granted us a period of 180 calendar days to regain compliance and on September 14, 2011, NASDAQ informed us that we had been granted an additional 180 calendar days, or until March 12, 2012 to regain compliance. We can provide no assurance that we will be able to regain compliance with NASDAQ’s minimum bid price requirement or comply with the continued listing standards in the future.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain forward-looking statements. Statements made in, or incorporated by reference into, this prospectus other than statements of historical fact, including statements about us and the future of our respective clinical trials, research programs, product pipelines, current and potential corporate partnerships, licenses and intellectual property, the adequacy of capital reserves and anticipated operating results and cash expenditures, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. When used in, or incorporated by reference into, this prospectus the words “anticipate,” “objective,” “may,” “might,” “should,” “could,” “can,” “intend,” “expect,” “believe,” “estimate,” “predict,” “potential,” “plan” or the negative of these and similar expressions identify forward-looking statements. These statements reflect our current views with respect to uncertain future events and are based on imprecise estimates and assumptions and subject to risk and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. While we believe our plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. Our actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in, or incorporated by reference into, this prospectus for a variety of reasons.

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business in “Risk Factors” included in this prospectus supplement and under Item 1A. to our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference into this prospectus. We encourage you to read those descriptions carefully. We caution investors not to place significant reliance on forward-looking statements contained in, or incorporated by reference into, this document; such statements need to be evaluated in light of all the information contained in, or incorporated by reference into, this document.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the risk factors and other cautionary statements set forth in this prospectus. Other than as required by applicable securities laws, we are under no obligation, and we do not intend, to update any forward-looking statement, whether as result of new information, future events or otherwise.

DESCRIPTION OF TRANSACTION

Securities Purchase Agreement

On December 30, 2011, we entered into the Securities Purchase Agreement with Socius. Under the terms and subject to the conditions of the Securities Purchase Agreement, we have the right, in our sole discretion, over a term of two years, to demand through separate tranche notices that Socius purchase up to a total of $5 million of Preferred Stock.  In order to effectuate such a sale, we will issue to Socius, subject to the terms and conditions of the Securities Purchase Agreement, one or more tranche notices to purchase a certain dollar amount of such Preferred Stock.  Each tranche notice after the first tranche notice may not be given sooner than five trading days after the date on which the closing for the prior tranche has occurred or the tranche has been cancelled.  Upon receipt of a tranche notice, Socius will be obligated, subject to the terms and conditions specified in the Securities Purchase Agreement, to purchase the Preferred Stock subject to such tranche notice on the 10th trading day after the date of the tranche notice.  Such conditions to the purchase and sale of the Preferred Stock include, but are not limited to, the following: (i) the common stock must be listed for trading or quoted on a trading exchange or market, (ii) the representations and warranties of the Company set forth in the Securities Purchase Agreement must be true and correct as if made on the date of each tranche notice and each tranche closing (subject, however, to our ability to update disclosure exceptions to such representations and warranties through our SEC reports), (iii) we must not be in breach or default of the Securities Purchase Agreement or any agreement entered into in connection therewith, or any of our other material agreements, (iv) there shall have occurred no material adverse effect involving us or our business, operations or financial condition, (v) the absence of any law or judicial action prohibiting the transactions contemplated by the Securities Purchase Agreement, or any lawsuit seeking to prohibit or adversely affect such transactions, (vi) all necessary governmental, regulatory or third party approvals and consents must have been obtained, (vii) we must have a current, valid and effective registration statement and a prospectus shall be properly available for use to permit the lawful sale and resale of all previously-issued and future issuable shares of common stock to Socius (including without limitation all Warrant Shares issuable upon exercise of the Warrant delivered in connection with such tranche and any previous tranches, all Additional Investment Shares issuable upon exercise of any Additional Investment Right in connection with such tranche, and any shares of common stock issued to Socius as consideration for executing and delivering the Securities Purchase Agreement, referred to herein as Investor Fee Shares) and (viii) except in connection with the first tranche notice (unless such first tranche notice is after June 30, 2012), Socius must have previously received the investor fee.  In the event the closing bid price of the common stock during any one or more of the nine (9) trading days on or immediately following the delivery or deemed delivery of a tranche notice falls below 75% of the closing bid price of the common stock on the trading day immediately prior to the delivery or deemed delivery of a tranche notice, the tranche will be cancelled; provided, however, that upon such cancellation, Socius will redeem any outstanding promissory note tendered by Socius in lieu of cash payment for Additional Investment Shares or Warrant Shares issued in connection with the applicable tranche notice for the principal amount of the promissory note plus accrued interest in exchange for, at the option of Socius, (i) cash or (ii) (a) 92% of any gross proceeds received by the Socius upon the sale of such Additional Investment Shares or Warrant Shares issued to Socius in connection with such tranche notice and (b) the return to us of any unsold Additional Investment Shares or Warrant Shares issued to Socius  in connection with such tranche notice.

At no time may we deliver a tranche notice if the number of Warrant Shares and/or Additional Investment Shares to be received pursuant to the automatic exercise of the Warrant and the exercise of the Additional Investment Right, in each case, triggered by such tranche notice (excluding all other shares of common stock and other voting securities then owned or deemed beneficially owned by Socius and its affiliates), would result in Socius and/or its affiliates owning or being deemed the beneficial owner of more than 9.99% of the common stock.  In addition, at no time may we deliver a tranche notice if the number of shares of common stock to be issued upon the automatic exercise of the Warrant and the automatic exercise of the Additional Investment Right, in each case, triggered by such tranche notice  (together with any shares of common stock issued to Socius as an investor fee and all shares of common stock issued pursuant to previous tranche notices) would exceed the lesser of (x) the aggregate number of shares of our common stock which we may issue without breaching our obligations under the rules or regulations of the applicable trading market (including The Nasdaq Capital Market), unless we (A) obtain stockholder approval as required by such rules or (B) obtain a written opinion from our reasonable outside counsel that such approval is not required and (y) the maximum number of shares of our common stock that we may issue without exceeding the limitations set forth in General Instruction I.B.6. of Form S-3 and the interpretive guidance of the SEC applicable to these transactions.   Further, at no time may we deliver a tranche notice if a current, valid and effective registration statement and prospectus are not properly available for use to permit the lawful public sale and resale by Socius of all of the shares of common stock underlying the Warrant and the Additional Investment Right.

The conditions to closing discussed above must be satisfied within five trading days of December 30, 2011, at which time we may begin to deliver tranche notices to Socius, subject to the terms and conditions of the Securities Purchase Agreement.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page 4 of the accompanying prospectus.

Additional Investment Right

Under the Securities Purchase Agreement, in connection with the delivery of a tranche notice, Socius is obligated, pursuant to the automatic vesting and automatic exercise of the Additional Investment Right, to purchase a number of shares of our common stock equal in dollar amount to 100% of the amount of such tranche of Preferred Stock at a per share price equal to the closing bid price of the common stock on the most recently completed trading day prior to the time that such tranche notice was delivered or deemed delivered.

Upon automatic exercise of the Additional Investment Right, Socius must pay for the shares underlying the Additional Investment Right, at its option, either in cash or by delivering a full-recourse secured promissory note. Any such promissory note will bear interest at 2.0% per year calculated on a simple interest basis and be secured by securities (other than margin stock) owned by Socius with a fair market value equal to the principal amount of the promissory note. The entire principal balance and interest on each promissory note is due and payable on the fourth anniversary of the date of such promissory note or earlier in the case of an acceleration event under such promissory note; provided, however, that the promissory notes will not become due and payable so long as (a) we are in default of any of our material obligations under the Securities Purchase Agreement, or the Warrant or other security of the Company issued pursuant to the Securities Purchase Agreement or the Warrant, or any loan agreement or other material agreement between Socius and us, or (b) there are any shares of Preferred Stock issued or outstanding.  In connection with a redemption of the Preferred Stock by us, at either our option or the option of Socius, all outstanding promissory notes may be offset, exchanged and cancelled for all outstanding shares of Preferred Stock then held by Socius such that following such offset, exchange and cancellation, no further amounts shall be due or payable with respect to such shares of Preferred Stock or such promissory notes and all of such shares of Preferred Stock and promissory notes shall no longer be outstanding.

The additional investment right will not be listed on any national securities exchange.

Warrant

As part of this transaction, on December 30, 2011, Socius received a warrant, or the Warrant, for the number of shares of common stock set forth on the face thereof. The exercise price of the Warrant and the number of shares of common stock underlying the Warrant are subject to adjustment from time to time as set forth below. In connection with each tranche notice, a portion of the Warrant equal to a number of shares of common stock calculated by dividing (1) 35% of the dollar amount of the tranche of Preferred Stock by (2) the exercise price of the Warrant then in effect (taking into account the adjustment described below) will vest and be automatically exercised. Immediately prior to each automatic exercise of the Warrant, the exercise price of the Warrant will be adjusted to equal the closing bid price of the common stock for the most recently completed trading day prior to the delivery or deemed delivery of the applicable tranche notice (and such exercise price will be the same as the exercise price of the Additional Investment Right). Additionally, the number of Warrant Shares underlying the Warrant will also be increased or decreased (as applicable) immediately prior to the automatic exercise such that after such increase or decrease, the aggregate exercise price for the Warrant (taking into account the adjustment to the exercise price) will be equal to the aggregate exercise price of the Warrant immediately prior to such adjustment. For illustration purposes only, if the Warrant was currently exercisable for 1,000,000 shares at an exercise price of $0.50 (with the aggregate exercise price being $500,000) and we deliver a tranche notice to Socius which results in the exercise price of the Warrant being adjusted to $0.25, then immediately prior to the automatic exercise of the Warrant, the number of Warrant Shares would be increased to 2,000,000 (such that the aggregate exercise price would remain $500,000). The Warrant issued to Socius will expire two years from the date it is first issued.

Upon automatic exercise of the Warrant, Socius must pay for the shares underlying the Warrant, at its option, in cash or by delivering a full-recourse secured promissory note. Any such promissory note will bear interest at 2.0% per year calculated on a simple interest basis and be secured by securities (other than margin stock) owned by Socius with a fair market value equal to the principal amount of the promissory note. The entire principal balance and interest on each promissory note is due and payable on the fourth anniversary of the date of such promissory note or earlier in the case of an acceleration event under such promissory note; provided, however that the promissory notes will not become due and payable so long as (a) we are in default of any of our material obligations under the Securities Purchase Agreement, or the Warrant or other security of the Company issued pursuant to the Securities Purchase Agreement or the Warrant, or any loan agreement or other material agreement between Socius and us, or (b) there are any shares of Preferred Stock issued or outstanding.

In connection with a redemption of the Preferred Stock by us, at either our option or the option of Socius, all outstanding promissory notes may be offset, exchanged and cancelled for all outstanding shares of Preferred Stock then held by Socius such that following such offset, exchange and cancellation, no further amounts shall be due or payable with respect to such shares of Preferred Stock or such promissory notes and all of such shares of Preferred Stock and promissory notes shall no longer be outstanding.

The Warrant will not be listed on any national securities exchange.

Series A Preferred Stock

In connection with the Securities Purchase Agreement, we have filed the Certificate of Designations of Preferences, Rights and Limitations of Series A Preferred Stock, or the Certificate of Designations, with the Secretary of State of the State of Delaware. A summary of the Certificate of Designations is set forth below:

Ranking and Voting. The Preferred Stock ranks, with respect to rights upon liquidation, winding-up or dissolution, (i) senior to our common stock and any other series or class of preferred stock other than a class or series of preferred stock intended to be listed for trading; and (ii) junior to all of our existing and future indebtedness and any class or series of preferred stock intended to be listed for trading. The Preferred Stock has no voting rights other than as required by applicable law.

Dividends and Other Distributions. Commencing on the date of issuance of any such shares of Preferred Stock, holders of Preferred Stock shall be entitled to receive dividends on each outstanding share of Preferred Stock, which shall accrue at a rate equal to 10% per annum from the date of issuance. Accrued dividends shall be payable upon redemption of the Preferred Stock and shall be redeemed as part of such redemption.  So long as any shares of Preferred Stock are outstanding, no dividends or other distributions will be paid, declared or set apart with respect to any junior securities unless all dividends, including accrued dividends, on the Preferred Stock have been first paid.

Liquidation. Upon any liquidation, dissolution or winding up of the Company after payment or provision for payment of debts and other liabilities of the Company and any liquidation preferences to the senior securities, before any distribution or payment is made to the holders of any junior securities, the holders of Preferred Stock shall first be entitled to be paid out of our assets available for distribution to its stockholders an amount with respect to the liquidation value per share equal to the original price per share thereof plus all accrued dividends thereon, or the Liquidation Value.

Redemption. We may redeem at any time (including on the closing date of a tranche), or may be required to redeem in certain circumstances, all (but not less than all) of the shares of Preferred Stock for cash in an amount equal to the aggregate Liquidation Value or, at either our option or the option of Socius, by an offset, exchange and cancellation of all outstanding promissory notes issued by Socius to us in connection with the automatic exercise of each of the Warrant and the Additional Investment Right such that following such offset, exchange and cancellation, no further amounts shall be due or payable with respect to such shares of Preferred Stock or such promissory notes and all of such shares of Preferred Stock and promissory notes shall no longer be outstanding.

The Preferred Stock described above is being offered and may be sold to Socius in a private placement transaction made in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Socius has represented and warranted in the Securities Purchase Agreement that it is an accredited investor as defined as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) of Regulation D promulgated under the Securities Act. The Preferred Stock has not been and will not be registered under the Securities Act and may not be transferred or sold except to an affiliate of Socius.

Investor Fee

Under the terms of the Securities Purchase Agreement, we are obligated to pay Socius a non-refundable fee for committing to purchase the Preferred Stock in the form of shares of common stock, referred to herein as Investor Fee Shares, or cash, at our option. The number of Investor Fee Shares payable will be determined by dividing $250,000 by 85% of the Volume-Weighted Average Price of the common stock for the five trading day period immediately preceding the date on which the investor fee is paid, if paid in shares of common stock.  Alternatively, we may pay $250,000 in cash.  The investor fee is payable by us on the earlier of the first tranche closing date or June 30, 2012.

Company Lock-up Agreements with Key Officers and Directors

In connection with the transactions contemplated by the Securities Purchase Agreement and to facilitate our ability to purchase Preferred Stock in the future pursuant to the Securities Purchase Agreement, we are required to enter into certain Lock-Up Agreements with our key officers and directors at or prior to the closing of the Securities Purchase Agreement. Such Lock-Up Agreements will provide that such persons agree with us on an irrevocable basis that they will not sell shares of common stock for ten trading days after the delivery or deemed delivery of a tranche notice. The Lock-up Agreements cover other transactions which have economic similarity to the sale of common stock.

USE OF PROCEEDS

We will not receive any proceeds from the resale of shares by Socius. Furthermore, we will not receive cash proceeds from the exercise of the Warrant or the Additional Investment Right to the extent that the shares of common stock issued upon exercised of the Warrant or Additional Investment Right, as applicable, are paid for by Socius using a promissory note, as permitted by their respective terms. In this regard, in connection with a redemption of the Preferred Stock by us, at either our option or the option of Socius, all outstanding promissory notes may be offset, exchanged and cancelled for all outstanding shares of Preferred Stock held by Socius such that following such offset, exchange and cancellation, no further amounts shall be due or payable with respect to such shares of Preferred Stock or such promissory notes and all of such shares of Preferred Stock and promissory notes shall no longer be outstanding. Socius will pay any underwriting discounts and commissions and expenses incurred by it for brokerage, accounting, tax or legal services or any other expenses incurred by it in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, The Nasdaq Capital Market listing fees and fees and expenses of our counsel and our accountants.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in the development of our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

PLAN OF DISTRIBUTION

On December 30, 2011, we entered into the Securities Purchase Agreement with Socius. Under the terms and subject to the conditions of the Securities Purchase Agreement, we have the right, in our sole discretion, over a term of two years, to demand through separate tranche notices that Socius purchase up to a total of $5 million of Preferred Stock.  In order to effectuate such a sale, we will issue to Socius, subject to the terms and conditions of the Securities Purchase Agreement, one or more tranche notices to purchase a certain dollar amount of such Preferred Stock.  Each tranche notice after the first tranche notice may not be given sooner than five trading days after the date on which the closing for the prior tranche has occurred or the tranche has been cancelled.  Upon receipt of a tranche notice, Socius will be obligated, subject to the terms and conditions specified in the Securities Purchase Agreement, to purchase the Preferred Stock subject to such tranche notice on the 10th trading day after the date of the tranche notice.  Such conditions to the purchase and sale of the Preferred Stock include, but are not limited to, the following: (i) the common stock must be listed for trading or quoted on a trading exchange or market, (ii) the representations and warranties of the Company set forth in the Securities Purchase Agreement must be true and correct as if made on the date of each tranche notice and each tranche closing (subject, however, to our ability to update disclosure exceptions to such representations and warranties through our SEC reports), (iii) we must not be in breach or default of the Securities Purchase Agreement or any agreement entered into in connection therewith, or any of our other material agreements, (iv) there shall have occurred no material adverse effect involving us or our business, operations or financial condition, (v) the absence of any law or judicial action prohibiting the transactions contemplated by the Securities Purchase Agreement, or any lawsuit seeking to prohibit or adversely affect such transactions, (vi) all necessary governmental, regulatory or third party approvals and consents must have been obtained, (vii) we must have a current, valid and effective registration statement and a prospectus shall be properly available for use to permit the lawful sale and resale of all previously-issued and future issuable shares of common stock to Socius (including without limitation all Warrant Shares issuable upon exercise of the Warrant delivered in connection with such tranche and any previous tranches, all Additional Investment Shares issuable upon exercise of any Additional Investment Right in connection with such tranche, and any Investor Fee Shares) and (viii) except in connection with the first tranche notice (unless such first tranche notice is after June 30, 2012), Socius must have previously received the investor fee.  In the event the closing bid price of the common stock during any one or more of the nine (9) trading days on or immediately following the delivery or deemed delivery of a tranche notice falls below 75% of the closing bid price of the common stock on the trading day immediately prior to the delivery or deemed delivery of a tranche notice, the tranche will be cancelled; provided, however, that upon such cancellation, Socius will redeem any outstanding promissory note tendered by Socius in lieu of cash payment for Additional Investment Shares or Warrant Shares issued in connection with the applicable tranche notice for the principal amount of the promissory note plus accrued interest in exchange for, at the option of Socius, (i) cash or (ii) (a) 92% of any gross proceeds received by the Socius upon the sale of such Additional Investment Shares or Warrant Shares issued to Socius in connection with such tranche notice and (b) the return to us of any unsold Additional Investment Shares or Warrant Shares issued to Socius  in connection with such tranche notice.

            At no time may we deliver a tranche notice if the number of Warrant Shares and/or Additional Investment Shares to be received pursuant to the automatic exercise of the Warrant and the exercise of the Additional Investment Right, in each case, triggered by such tranche notice (excluding all other shares of common stock and other voting securities then owned or deemed beneficially owned by Socius and its affiliates), would result in Socius and/or its affiliates owning or being deemed the beneficial owner of more than 9.99% of the common stock.  In addition, at no time may we deliver a tranche notice if the number of shares of common stock to be issued upon the automatic exercise of the Warrant and the automatic exercise of the Additional Investment Right, in each case, triggered by such tranche notice  (together with any shares of common stock issued to Socius as an investor fee and all shares of common stock issued pursuant to previous tranche notices) would exceed the lesser of (x) the aggregate number of shares of our common stock which we may issue without breaching our obligations under the rules or regulations of the applicable trading market (including The Nasdaq Capital Market), unless we (A) obtain stockholder approval as required by such rules or (B) obtain a written opinion from our reasonable outside counsel that such approval is not required and (y) the maximum number of shares of our common stock that we may issue without exceeding the limitations set forth in General Instruction I.B.6. of Form S-3 and the interpretive guidance of the SEC applicable to these transactions.  Under General Instruction I.B.6. of Form S-3, the aggregate market value of our outstanding common stock held by non-affiliates is approximately $24,363,301, based on 54,581,955 shares of outstanding common stock, of which 49,721,023 shares were held by non-affiliates, and a per share price of $0.49, which was the last reported sales price of our common stock on The NASDAQ Capital Market on November 8, 2011.  During the period of 12 calendar months immediately prior to, and including, the date of this prospectus supplement, we have not offered any shares of our common stock pursuant to General Instruction I.B.6 of Form S-3.  Accordingly, as of the date of this prospectus supplement, we could sell a maximum of approximately $8,121,100 (or 16,573,674 shares) of our common stock pursuant to General Instruction I.B.6. of Form S-3 and the interpretive guidance of the SEC applicable to these transactions.  Further, at no time may we deliver a tranche notice if a current, valid and effective registration statement and prospectus are not properly available for use to permit the lawful public sale and resale by Socius of all of the shares of common stock underlying the Warrant and the Additional Investment Right.

Under the Securities Purchase Agreement, in connection with the delivery of a tranche notice, Socius is obligated, pursuant to the automatic vesting and automatic exercise of the Additional Investment Right, to purchase a number of shares of our common stock equal in dollar amount to 100% of the amount of such tranche of Preferred Stock at a per share price equal to the closing bid price of the common stock on the most recently completed trading day prior to the time that such tranche notice was delivered or deemed delivered.

Upon automatic exercise of the Additional Investment Right, Socius must pay for the shares underlying the Additional Investment Right, at its option, either in cash or by delivering a full-recourse secured promissory note. Any such promissory note will bear interest at 2.0% per year calculated on a simple interest basis and be secured by securities (other than margin stock) owned by Socius with a fair market value equal to the principal amount of the promissory note. The entire principal balance and interest on each promissory note is due and payable on the fourth anniversary of the date of such promissory note or earlier in the case of an acceleration event under such promissory note; provided, however, that the promissory notes will not become due and payable so long as (a) we are in default of any of our material obligations under the Securities Purchase Agreement, or the Warrant or other security of the Company issued pursuant to the Securities Purchase Agreement or the Warrant, or any loan agreement or other material agreement between Socius and us, or (b) there are any shares of Preferred Stock issued or outstanding.  In connection with a redemption of the Preferred Stock by us, at either our option or the option of Socius, all outstanding promissory notes may be offset, exchanged and cancelled for all outstanding shares of Preferred Stock then held by Socius such that following such offset, exchange and cancellation, no further amounts shall be due or payable with respect to such shares of Preferred Stock or such promissory notes and all of such shares of Preferred Stock and promissory notes shall no longer be outstanding.

As part of this transaction, on December 30, 2011, Socius received a warrant, or the Warrant, for the number of shares of common stock set forth on the face thereof. The exercise price of the Warrant and the number of shares of common stock underlying the Warrant are subject to adjustment from time to time as set forth below. In connection with each tranche notice, a portion of the Warrant equal to a number of shares of common stock calculated by dividing (1) 35% of the dollar amount of the tranche of Preferred Stock by (2) the exercise price of the Warrant then in effect (taking into account the adjustment described below) will vest and be automatically exercised. Immediately prior to each automatic exercise of the Warrant, the exercise price of the Warrant will be adjusted to equal the closing bid price of the common stock for the most recently completed trading day prior to the delivery or deemed delivery of the applicable tranche notice (and such exercise price will be the same as the exercise price of the Additional Investment Right). Additionally, the number of Warrant Shares underlying the Warrant will also be increased or decreased (as applicable) immediately prior to the automatic exercise such that after such increase or decrease, the aggregate exercise price for the Warrant (taking into account the adjustment to the exercise price) will be equal to the aggregate exercise price of the Warrant immediately prior to such adjustment. For illustration purposes only, if the Warrant was currently exercisable for 1,000,000 shares at an exercise price of $0.50 (with the aggregate exercise price being $500,000) and we deliver a tranche notice to Socius which results in the exercise price of the Warrant being adjusted to $0.25, then immediately prior to the automatic exercise of the Warrant, the number of Warrant Shares would be increased to 2,000,000 (such that the aggregate exercise price would remain $500,000). The Warrant issued to Socius will expire two years from the date it is first issued.

Upon automatic exercise of the Warrant, Socius must pay for the shares underlying the Warrant, at its option, in cash or by delivering a full-recourse secured promissory note. Any such promissory note will bear interest at 2.0% per year calculated on a simple interest basis and be secured by securities (other than margin stock) owned by Socius with a fair market value equal to the principal amount of the promissory note. The entire principal balance and interest on each promissory note is due and payable on the fourth anniversary of the date of such promissory note or earlier in the case of an acceleration event under such promissory note; provided,  however that the promissory notes will not become due and payable so long as (a) we are in default of any of our material obligations under the Securities Purchase Agreement, or the Warrant or other security of the Company issued pursuant to the Securities Purchase Agreement or the Warrant, or any loan agreement or other material agreement between Socius and us, or (b) there are any shares of Preferred Stock issued or outstanding.

In connection with a redemption of the Preferred Stock by us, at either our option or the option of Socius, all outstanding promissory notes may be offset, exchanged and cancelled for all outstanding shares of Preferred Stock then held by Socius such that following such offset, exchange and cancellation, no further amounts shall be due or payable with respect to such shares of Preferred Stock or such promissory notes and all of such shares of Preferred Stock and promissory notes shall no longer be outstanding.

            Under the terms of the Securities Purchase Agreement, we are obligated to pay Socius a non-refundable fee for committing to purchase the Preferred Stock in the form of shares of common stock, referred to herein as Investor Fee Shares, or cash, at our option. The number of Investor Fee Shares payable will be determined by dividing $250,000 by 85% of the Volume-Weighted Average Price of the common stock for the five trading day period immediately preceding the date on which the investor fee is paid, if paid in shares of common stock.  Alternatively, we may pay $250,000 in cash.  The investor fee is payable by us on the earlier of the first tranche closing date or June 30, 2012.

            In connection with the transactions contemplated by the Securities Purchase Agreement and to facilitate our ability to purchase Preferred Stock in the future pursuant to the Securities Purchase Agreement, we are required to enter into certain Lock-Up Agreements with our key officers and directors at or prior to the closing of the Securities Purchase Agreement. Such Lock-Up Agreements will provide that such persons agree with us on an irrevocable basis that they will not sell shares of common stock for ten trading days after the delivery or deemed delivery of a tranche notice. The Lock-up Agreements cover other transactions which have economic similarity to the sale of common stock.

The Warrant, the Warrant Shares, the Additional Investment Right, the Additional Investment Shares, and the Investor Fee Shares that have been offered and may be sold to Socius under the Securities Purchase Agreement have been registered on our registration statement on Form S-3 (File No. 333-167466).  The registration statement will cover the sale of the Investor Fee Shares, the Warrant Shares and the Additional Investment Shares that may be received from time to time by Socius to the public. Socius is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. In connection with each tranche notice delivered to Socius, we will file an additional prospectus supplement which shall include information relating to the number and exercise price of the Warrant Shares, the Additional Investment Shares and the number of Investor Fee Shares, if any, and other information related to the tranche notice.

Socius has informed us that it will use an unaffiliated broker-dealer to effectuate any sales of shares of common stock that it may purchase from us pursuant to the Securities Purchase Agreement. Such sales will be made on The Nasdaq Capital Market or otherwise at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Socius has informed us that each broker-dealer will receive commissions from Socius which will not exceed customary brokerage commissions.

Socius may sell our shares in one or more of the following manners:

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•	a combination of any such methods of sale.

Socius has agreed that during the period beginning on the trading day immediately preceding the date of the Securities Purchase Agreement and ending on the trading day immediately following the termination of the Securities Purchase Agreement, neither Socius nor any of its affiliates nor any entity managed or controlled by Socius will, directly or indirectly, enter into or execute or cause or assist any person to enter into or execute any “short sale” (as such term is defined in Rule 200 of Regulation SHO, or any successor regulation, promulgated by the SEC under the Exchange Act) of the common stock or trading derivative securities to the same effect.

In addition, Socius and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by Socius or any unaffiliated broker-dealer. Under these rules and regulations, Socius or any unaffiliated broker-dealer:

•	may not engage in any stabilization activity in connection with our securities,

•
must furnish each broker that offers shares of our shares of common stock covered by the prospectus that is a part of our Registration Statement with the number of copies of such prospectus and any prospectus supplement which are required by each broker; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the shares of common stock purchased and sold by Socius and any unaffiliated broker-dealer.

            We have agreed to indemnify and hold harmless Socius and each person who controls Socius against certain liabilities, including liabilities under the Securities Act. We have also agreed to pay the reasonable attorneys’ fees and expenses incurred by Socius, as to which a $20,000 non-refundable document preparation fee previously paid by us shall be applied, in connection with the preparation, negotiation, execution and delivery of the Securities Purchase Agreement and related transaction documents. Further, we have agreed that each time we issue a tranche notice, we will pay at the tranche closing a $5,000 non-refundable administrative fee to Socius’ counsel, by offset against the amount of the tranche, or by wire transfer of immediately available funds. Socius has agreed to indemnify and hold harmless us and each of our directors, officers and persons who control us against certain liabilities relating to any breach of the representations, warranties, covenants, or agreements made by Socius in the Securities Purchase Agreement or in the other transaction documents.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.

Please also see the information set forth under the caption “Plan of Distribution” in the accompanying prospectus, and the disclosure set forth in our Current Report on Form 8-K relating to our transaction with Socius, filed with the SEC on January 4, 2012, pursuant to the Exchange Act, which is incorporated herein by reference. For more information, please see the section entitled “Incorporation of Certain Documents by Reference” in this prospectus supplement.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Greenberg Traurig, LLP, New York, New York.  A shareholder of Greenberg Traurig, LLP beneficially owns 51,000 shares of our common stock, inclusive of warrants to purchase 30,000 shares of common stock.

EXPERTS

The consolidated financial statements of Bionovo, Inc., as of December 31, 2010 and 2009, and for each of the years ended December 31, 2010, 2009 and 2008 and for the period from February 1, 2002 (date of inception) through December 31, 2010 have been audited by PMB Helin Donovan, LLP, an independent registered public accounting firm, as set forth in their report thereon, and incorporated by reference into this prospectus. These consolidated financial statements appear in Bionovo, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2010. These consolidated financial statements have been incorporated into this prospectus by reference in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to another filed document. Any information referred to in this way is considered to be part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. Accordingly, we incorporate by reference into this prospectus the documents listed below; provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 16, 2011;

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed with the SEC on November 11, 2011;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed with the SEC on August 3, 2011;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 11, 2011;

•
Our Current Reports on Form 8-K filed with the SEC on February 2, 2011, March 15, 2011, May 11, 2011, May 13, 2011, August 3, 2011, August 30, 2011, September 19, 2011, November 10, 2011 and January 4, 2012;

•	Our Current Report on form 8-K/A filed with the SEC on August 8, 2011;

•
The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on May 23, 2007, including any amendment or reports filed for the purpose of updating such description; and

•
All documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the offering of the securities described in this prospectus, other than documents or information deemed furnished and not filed in accordance with SEC rules.

You may request a copy of any or all of the information incorporated by reference into this prospectus, at no cost, by writing or telephoning us at the following address:

Bionovo, Inc.
5858 Horton Street, Suite 400
Emeryville, CA 94608
(510) 601-2000

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act that registers the offering of the securities offered under this prospectus. The registration statement, including the attached exhibits and schedules and the information incorporated by reference into this prospectus, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this information and the registration statement at the SEC public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.

In addition, any information we file with the SEC, including the documents incorporated by reference into this prospectus, is also available on the SEC’s website at http://www.sec.gov. We also maintain a web site at www.bionovo.com, which provides additional information about our company and through which you can also access our SEC filings. The information set forth on our web site is not part of this prospectus.

BIONOVO, INC.

$100,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may from time to time offer and sell common stock, preferred stock, debt securities, warrants, and units, having an aggregate offering price of up to $100,000,000. We may offer and sell these securities separately or together in any combination. We may offer and sell these securities to or through underwriters, directly to investors or through agents. We will specify the terms of the securities, and the names of any underwriters or agents and their respective compensation, in supplements to this prospectus.

Our common stock is listed on The NASDAQ Capital Market under the ticker symbol “BNVI.” On June 8, 2010, the last reported sale price per share of our common stock was $0.42 per share. As of June 8, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $36,800,000. We have not offered any of our common stock pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus. You should read this prospectus and any prospectus supplement, together with additional information described under the heading “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is June 17, 2010.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
BIONOVO, INC.	1
RISK FACTORS	3
FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	3
THE SECURITIES WE MAY OFFER	3
DESCRIPTION OF CAPITAL STOCK	4
DESCRIPTION OF DEBT SECURITIES	5
DESCRIPTION OF WARRANTS	10
DESCRIPTION OF UNITS	12
PLAN OF DISTRIBUTION	13
CERTAIN PROVISIONS OF DELAWARE LAW	14
THE CERTIFICATE OF INCORPORATION AND BYLAWS	14
LEGAL MATTERS	15
EXPERTS	15
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	15
WHERE YOU CAN FIND MORE INFORMATION	16

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any free writing prospectus we may authorize to be delivered to you, you should rely on the information in the prospectus supplement or free writing prospectus, as the case may be, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with the applicable prospectus supplements and any free writing prospectus we may authorize to be delivered to you, includes all material information relating to this offering.

An investment in our securities involves certain risks that should be carefully considered by prospective investors. See “Risk Factors.”

We incorporate by reference important business and financial information about us into this prospectus. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus and any prospectus supplement as well as additional information described under “Incorporation of Certain Documents by Reference.” All references in this prospectus to “Bionovo,” “BNVI,” the “Company,” “we,” “us” or “our” mean Bionovo, Inc., unless we state otherwise or the context otherwise requires.

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the time of issuance or resale of any securities. Our business, financial condition, results of operations and prospects may have changed since those date.

BIONOVO, INC.

Company Overview

We are a clinical stage drug discovery and development company focusing on women’s health and cancer, two large markets with significant unmet needs. Building on our understanding of the biology of menopause and cancer, we design new drugs derived from botanical sources which have novel mechanisms of action. Based on the results of our clinical trials and preclinical studies to date, we believe that we have discovered new classes of drug candidates with the potential to be leaders in their markets.

Our lead drug candidate, MenerbaTM (formerly MF-101), represents a new class of receptor sub-type selective estrogen receptor modulator (SERM), for the treatment of vasomotor symptoms of menopause, or “hot flashes.” We have designed Menerba to selectively modulate estrogen receptor beta (ERß) and to provide a safe and effective alternative to existing FDA approved therapies that pose a significant risk to women for developing breast cancer, stroke, cardiovascular disease, blood clots and other serious diseases. In preclinical studies, Menerba does not lead to tumor formation in either breast or uterine tissues and it does not increase the risk for clotting. This activity, if confirmed in clinical testing, would differentiate Menerba from some existing therapies and other therapies in clinical development. We announced results of our completed, multicenter, randomized, double-blinded, placebo-controlled Phase 1 trial, involving 217 women, which showed the higher of two Menerba doses tested was well tolerated and resulted in a statistically significant reduction of hot flashes after 12 weeks of treatment. In addition, treatment with the higher of the two doses of Menerba lead to a statistically significant reduction in nighttime awakenings when compared to placebo, which represents superior efficacy to existing non-hormonal therapies. We are seeking FDA approval to conduct further clinical testing at multiple clinical sites in the U.S. We believe that Menerba’s novel mechanism of action could lead to a more favorable safety profile than currently approved hormone therapies (HT) and other therapies under development and testing.

We are also developing BezielleTM, an oral anticancer agent for advanced breast cancer. Unlike most other anticancer drugs and drug candidates, which try to control cancer through genomic and proteomic signaling pathways, Bezielle is designed to take advantage of a unique metabolism of cancer cells, with a well-characterized mechanism of action which leads to very selective tumor cell DNA damage and the death of cancer cells, without lasting harm to normal cells. This is accomplished by Bezielle’s secondary inhibition of glycolysis, a metabolic pathway on which cancer cells rely for energy production. Glycolysis inhibition leads to energy collapse in the cells and results in death of cancer cells. Since normal cells do not rely for the most part on glycolysis for energy production they are not killed by Bezielle. Based on our clinical and pre-clinical studies we believe that Bezielle may have a preferential effect on hormone-independent cancers, a subset with few treatment options. To date, 48 women with metastatic breast cancer have been treated with Bezielle in two separate Phase 1 clinical trials. As predicted by the mechanism of action, Bezielle had very limited toxicities with an extremely favorable tolerability profile. Moreover, Bezielle showed encouraging clinical activity among a cohort of women with metastatic breast cancer who had been heavily pretreated with other regimens. A Phase 2 trial has been approved by the FDA and the institutional review boards (“IRBs”) at several prestigious breast cancer clinical sites in the U.S. Bionovo is awaiting funding to commence this open-label, non-randomized trial in 80 women diagnosed with metastatic breast cancer who have failed no more than two prior chemotherapy regimens. We believe that Bezielle’s novel mechanism of action and favorable tolerability profile could lead to preferential use over existing drugs in the treatment of advanced breast cancer, and potentially in the broader, adjuvant care of breast cancer. We also plan to evaluate Bezielle for the treatment of other forms of cancer, including pancreatic cancer and adjuvant use in breast cancer.

We have a diverse pipeline of additional preclinical drug candidates in both women’s health and cancer. We have prepared an investigational new drug, or IND, application and plan to initiate a Phase I trial for our second women’s health drug candidate, SealaTM (formerly VG101), for the treatment of post-menopausal vulvar and vaginal atrophy, or “vaginal dryness”. We have identified or begun preclinical work on other drug candidates for a variety of indications within women’s health and cancer. We have internally discovered and developed all of our drug candidates using our proprietary biological and chemical techniques.

Our drug development process targets herbs and other botanical sources, used in Traditional Chinese Medicine, believed to produce biologically active compounds. We apply our clinical knowledge, experience with natural compounds and knowledge of proper scientific screening tools to isolate and purify botanical compounds and extracts for pharmaceutical development. In June 2004, the FDA released a document to provide drug developers with guidance on the approval for botanical drugs. This guidance states that applicants may submit reduced documentation of nonclinical (preclinical) safety to support an IND application for initial clinical studies of botanicals. The first botanical extract drug developed pursuant to these guidelines was approved by the FDA in October 2006. To date, all of our drug candidates are derived from botanical extracts and are being developed in accordance with this FDA guidance. In addition, we have identified the active chemical components underpinning the mechanism of action for our novel drugs, and in some cases, we have developed synthetic methods of production.

We expect to continue to incur significant operating losses over at least the next several years, and do not expect to generate profits until and unless our drug candidates have been approved and are being marketed with commercial partners.

Corporate Information

Our principal executive offices are located at 5858 Horton Street, Suite 400, Emeryville, California 94608, and our telephone number is (510) 601-2000. Our website is located at www.bionovo.com. Information on our website is not, and should not be considered, part of this prospectus.

RISK FACTORS

Investing in our securities involves risk. We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business in “Risk Factors” included under Item 1A. to our Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference into this prospectus, contain forward-looking statements. Statements made in, or incorporated by reference into, this prospectus other than statements of historical fact, including statements about us and the future of our respective clinical trials, research programs, product pipelines, current and potential corporate partnerships, licenses and intellectual property, the adequacy of capital reserves and anticipated operating results and cash expenditures, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). When used in, or incorporated by reference into, this prospectus the words “anticipate,” “objective,” “may,” “might,” “should,” “could,” “can,” “intend,” “expect,” “believe,” “estimate,” “predict,” “potential,” “plan” or the negative of these and similar expressions identify forward-looking statements. These statements reflect our current views with respect to uncertain future events and are based on imprecise estimates and assumptions and subject to risk and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. While we believe our plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. Our actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in, or incorporated by reference into, this prospectus for a variety of reasons.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the risk factors and other cautionary statements set forth in this prospectus. Other than as required by applicable securities laws, we are under no obligation, and we do not intend, to update any forward-looking statement, whether as result of new information, future events or otherwise.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including working capital and general corporate purposes. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending application for specific purposes, we may use the net proceeds to invest in investment-grade, interest-bearing securities.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants to purchase any of the securities listed above; and

•	units consisting of any combination of the securities listed above.

In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants and units collectively as “securities.” The total dollar amount of all securities that we may sell will not exceed $100,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our articles of incorporation and bylaws, and our warrants. The summary does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and bylaws and the warrants, and to the provisions of the General Corporation Law of the State of Delaware, as amended, or the Delaware General Corporation Law.

Common Stock

We are authorized to issue 350,000,000 shares of common stock, par value $0.0001 per share. Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters on which stockholders are entitled or permitted to vote. Holders of our common stock are not entitled to cumulative voting rights for election of directors. Subject to the terms of any outstanding series of preferred stock, the holders of common stock are entitled to dividends in the amounts and at times as may be declared by our Board of Directors out of funds legally available. We have not paid any dividends and do not anticipate paying any dividends on our common stock in the foreseeable future. It is our present policy to retain earnings, if any, for use in the development of our business. Upon liquidation, dissolution or winding-up, holders of our common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any liquidation preferences to holders of our preferred stock, if any. Holders of our common stock do not have preemptive rights.

As of June 8, 2010, there were issued and outstanding 107,618,690 shares of common stock. Our common stock is listed on The NASDAQ Capital Market under the ticker symbol “BNVI.”

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock could have the effect of restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock, or delaying or preventing a change in control of our company, all without further action by our stockholders.

No shares of preferred stock currently are outstanding.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus and the related indenture. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

We may offer debt securities from time to time in one or more offerings under this prospectus. We will issue any such debt securities under an indenture that we will enter into with a trustee to be named in the indenture. We have filed a form of indenture as an exhibit to the registration statement of which this prospectus is a part. The indenture will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to the trustee under the indenture.

The following summaries of material provisions of the debt securities and the indenture are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

The indenture provides that debt securities may be issued from time to time in one or more series. The indenture does not limit the amount of debt securities that may be issued thereunder, and the indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution, an officers’ certificate and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation of the debt securities;

•	whether the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the debt securities may be issued and on which we will pay the principal on the debt securities;

•
the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•
the manner in which the amounts of payment of principal of, premium or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	the currency of denomination of the debt securities;

•
if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•
the place or places where the principal of, premium, and interest on the debt securities will be payable, where debt securities of any series may be presented for registration of transfer, exchange or conversion, and where notices and demands to or upon the Company in respect of the debt securities may be made;

•	the form of consideration in which principal of, premium or interest on the debt securities will be paid;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund, amortization or analogous provisions or at the option of a holder of debt securities;

•
the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	whether the debt securities are to be issued at any original issuance discount and the amount of discount with which such debt securities may be issued;

•
whether the debt securities will be issued in the form of certificated debt securities or global debt securities and, in such case, the depositary for such global security or securities and the terms and conditions, if any, upon which interests in such global security or securities may be exchanged in whole or in part for the individual securities represented thereby;

•	provisions, if any, for the defeasance of the debt securities of a series in whole or in part and any addition or change in the provisions related to satisfaction and discharge;

•	the form of the debt securities;

•
the terms and conditions upon which the debt securities will be so convertible or exchangeable into securities or property of another person, if at all, and any additions or changes, if any, to permit or facilitate such conversion or exchange;

•	whether the debt securities will be subject to subordination and the terms of such subordination;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any restriction or condition on the transferability of the debt securities;

•	any addition or change in the provisions related to compensation and reimbursement of the trustee which applies to securities of such series;

•
any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities; and

•	any other terms of the debt securities, which may modify or delete any provision of the indenture.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indenture provides that we may not merge or consolidate with or into another entity, or sell other than for cash or lease all or substantially all our assets to another entity, or purchase all or substantially all the assets of another entity unless we are the surviving entity or, if we are not the surviving entity, the successor, transferee or lessee entity expressly assumes all of our obligations under the indenture or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities additional protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due whether by maturity or called for redemption;

•	if we fail to pay a sinking fund installment, if any, when due and our failure continues for 30 days;

•
if we fail to observe or perform any other covenant relating to such series contained in the debt securities of such series or the indenture, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) the acceleration shall be deemed to have been waived, rescinded and annulled if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration) and the Company has deposited with the indenture trustee or paying agent a sum sufficient to pay all amounts owed to the indenture trustee under the indenture, all arrears of interest, if any, on the debt securities, and the principal and premium, if any, on the debt securities that have become due other than by such acceleration. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that, subject to the terms of the indenture, the debenture trustee need not take any action that it believes, upon the advice of counsel, might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•
the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•
the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may, without the consent of any holders, execute a supplemental indenture to change the applicable indenture with respect to specific matters, including, among other things:

•	to surrender any right or power conferred upon the Company;

•
to provide, change or eliminate any restrictions on the payment of principal of or premium, if any, on the debt securities; provided that any such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

•
to change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there is no outstanding debt security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

•	to evidence the succession of another corporation to the Company;

•
to evidence and provide for the acceptance of appointment by a successor trustee with respect to one or more series of debt securities and to add or change provisions of the indenture to facilitate the administration of the trusts thereunder by more than one trustee;

•
to cure any ambiguity, mistake, manifest error, omission, defect or inconsistency in the indenture or to conform the text of any provision in the indenture or in any supplemental indenture to any description thereof in the applicable section of a prospectus, prospectus supplement or other offering document that was intended to be a verbatim recitation of a provision of the indenture or of any supplemental indenture;

•	to add to or change or eliminate any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;

•	to make any change in any series of debt securities that does not adversely affect in any material respect the interests of the holders of such debt securities; and

•
to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	impairing the right to institute suit for the enforcement of any payment on or after the fixed maturity date of any series of debt securities;

•	materially adversely affecting the economic terms of any right to convert or exchange any debt securities; and

•
reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver; or modifying, without the written consent of the trustee, the rights, duties or immunities of the trustee.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may, on behalf of the holders of all debt securities of that series, waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, other than a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities. In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with a depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the indenture, undertakes to perform only those duties as are specifically set forth in the indenture. Upon an event of default under the indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

Unless we otherwise indicate in the applicable prospectus supplement, we will pay principal of and any premium and interest on the debt securities of a particular series at the office of the indenture trustee or, at the option of the Company, by check payable to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series. All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed and construed in accordance with the laws of the State of New York.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. If we engage a warrant agent, each warrant agent will be a bank that we select which has its principal office in the United. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Additional Information

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	a discussion on any material or special United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5 p.m., Eastern time, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers. The accompanying prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options pursuant to which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of the sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers. We may use underwriters with whom we have a material relationship. We will describe such relationships in the prospectus supplement naming the underwriter and the nature of any such relationship.

We may engage in “at the market” offerings of our common stock, which are offerings into an existing trading market, at other than a fixed price, on or through the facilities of a national securities exchange or to or through a market maker otherwise than on an exchange.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of the securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best efforts basis for the period of its appointment.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

All securities we offer other than common stock will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Rules of the Securities and Exchange Commission may limit the ability of any underwriters to bid for or purchase securities before the distribution of the securities is completed. However, underwriters may engage in the following activities in accordance with the rules:

•
Stabilizing transactions — Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

•
Over-allotments and syndicate covering transactions — Underwriters may sell more shares of our common stock than the number of shares that they have committed to purchase in any underwritten offering. This over-allotment creates a short position for the underwriters. This short position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares in any underwritten offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering.

•
Penalty bids — If underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those shares as part of the offering.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of the securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of shares if it discourages resales of the securities.

If commenced, the underwriters may discontinue any of the activities at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

CERTAIN PROVISIONS OF DELAWARE LAW,
THE CERTIFICATE OF INCORPORATION AND BYLAWS

Provisions that May Have an Anti-Takeover Effect

We are subject to the provisions of Section 203 of the Delaware General Corporation Law statute. Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

We expect the existence of this provision to have an anti-takeover effect with respect to transactions our Board of Directors does not approve in advance. We also anticipate that Section 203 may discourage attempted acquisitions that might result in a premium over the market price for the shares of our common stock held by stockholders.

Limitations on Directors’ Liability

Our certificate of incorporation contains certain provisions permitted under Delaware General Corporation Law relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, except in certain circumstances where such liability may not be eliminated under applicable law. Further, our certificate of incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by Delaware General Corporation Law.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Greenberg Traurig, LLP, New York, New York. A shareholder of Greenberg Traurig, LLP beneficially owns 140,000 shares of our common stock, inclusive of warrants to purchase 35,000 shares of common stock.

EXPERTS

The consolidated financial statements of Bionovo, Inc., as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009 and for the period from February 1, 2002 (date of inception) through December 31, 2009 have been audited by PMB Helin Donovan, LLP, an independent registered public accounting firm, as set forth in their report thereon, and incorporated by reference into this prospectus. These consolidated financial statements appear in Bionovo, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2009. These consolidated financial statements have been incorporated into this prospectus by reference in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to another filed document. Any information referred to in this way is considered to be part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. Accordingly, we incorporate by reference into this prospectus the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on March 16, 2010;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 11, 2010;

•	Our Current Reports on Form 8-K filed with the SEC on March 19, 2010, April 28, 2010 and May 5, 2010; and

•
The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on May 23, 2007, including any amendment or reports filed for the purpose of updating such description.

•
All documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of the offering of the securities described in this prospectus, other than documents or information deemed furnished and not filed in accordance with SEC rules.

You may request a copy of any or all of the information incorporated by reference into this prospectus, at no cost, by writing or telephoning us at the following address:

Bionovo, Inc.
5858 Horton Street, Suite 400
Emeryville, CA 94608
(510) 601-2000

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered under this prospectus. The registration statement, including the attached exhibits and schedules and the information incorporated by reference into this prospectus, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this information and the registration statement at the SEC public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.

In addition, any information we file with the SEC, including the documents incorporated by reference into this prospectus, is also available on the SEC’s website at http://www.sec.gov. We also maintain a web site at www.bionovo.com, which provides additional information about our company and through which you can also access our SEC filings. The information set forth on our web site is not part of this prospectus.